Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2009
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to the impact of our bankruptcy filings, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness and interest rates, tenant occupancy and tenant bankruptcy, retail and credit market conditions, impairments, land sales in our Master Planned Communities segment, the cost and success of development and redevelopment projects, and our ability to successfully manage our strategic and financial review and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. (collectively, with its subsidiaries, “GGP” or the “Company”) with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
September 30, 2009
Table of Contents
All information included in this supplemental package is unaudited and is as of September 30, 2009, unless otherwise indicated.

Corporate Overview	1 - 2
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2

Third Quarter Earnings Announcement	3-15

Supplemental Financial Data*	16-34
Summary Retained FFO & Core FFO	16
Tenant Allowances, Above- and Below-Market Tenant Leases & Straight Line Rent	17
Trailing Twelve Month EBITDA and Coverage Ratios	18
Comparable NOI Growth	19
Master Planned Communities	20-22
Capital Information	23
Changes in Total Common & Equivalent Shares	24
Common Dividend History	25
Summary of Outstanding Debt	26-27

Supplemental Operational Data	28-31
Operating Statistics, Certain Financial Information & Top Tenants	28
Retail Portfolio GLA, Occupancy, Sales & Rent Data	29
Retail and Other Net Operating Income by Geographic Area at Share	30
Lease Expiration Schedule and Lease Termination Income at Share	31

Expansions, Redevelopments & New Developments	32-34

*	The supplemental financial data should be read in conjunction with the Company’s third quarter earnings information (included as pages 3-15 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) and, subsequent to April 16, 2009, is operating under chapter 11 of the Bankruptcy Code. The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. Although 166 of our owned regional malls are currently operating as debtors-in-possession under chapter 11 bankruptcy protection, our property management subsidiary, certain of our wholly-owned subsidiaries and all of our regional malls jointly owned with venture partners have not sought such bankruptcy protection. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at September 30, 2009 was 91.3% and tenant sales per square foot were $409.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate.
Stock Listing
Common Stock
OTC: GGWPQ (Commencing April 17, 2009)
Current Dividend
The Company is not currently paying a common stock dividend and does not expect to resume payment of such dividend until emergence from chapter 11 protection.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	D
Standard & Poors — Senior Debt Rating	D
Standard & Poors — TRCLP Bonds Rating	D
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of September 30, 2009

Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		September 30, 2009

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a) (b)		$27,868,259

Perpetual Preferred Units (c)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (c)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (d)
Fair value of 7.3 million shares of Operating Partnership Units (which are redeemable for an equal number of shares of common stock)		35,234
Common Stock
Stock market value of 312.4 million shares of common stock — outstanding at end of period (d) (e)		$1,515,056

Total Market Capitalization at end of period		$29,539,781

(a)	Excludes liabilities to special improvement districts of $67.8 million, noncontrolling interest adjustment of $70.2 million, purchase accounting mark-to-market adjustments of $40.1 million and senior notes discount of ($76.3 million).

(b)	Company consolidated debt at September 30, 2009 includes approximately $21.8 billion of mortgage and other notes payable which are currently subject to compromise as we are operating under chapter 11 protection.

(c)	Reflected at carrying value at September 30, 2009 as the Company adopted accounting principles related to noncontrolling interests in consolidated financial statements and related guidance in the first quarter of 2009 as required.

(d)	Reflects closing common stock price per share on September 30, 2009 of $4.85.

(e)	Net of 1.4 million treasury shares.

Third Quarter Earnings Announcement
November 5, 2009

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Jim Graham
Senior Director of Public Affairs
(312) 960-2955
General Growth Properties, Inc. Releases
Operational Results for Third Quarter 2009
Chicago, Illinois, November 5, 2009 — General Growth Properties, Inc. (the Company) reported today its third quarter 2009 operating results. For the third quarter of 2009, Core Funds From Operations (Core FFO) per fully diluted share were $0.28, Funds From Operations (FFO) per fully diluted share were $0.31 and Earnings per share — diluted (EPS) were a loss of $0.38. In the comparable 2008 period, Core FFO per fully diluted share were $0.62, FFO per fully diluted share were $0.56 and EPS were a loss of $0.08. Core FFO and FFO declined for the third quarter of 2009 as compared to the third quarter of 2008 primarily as a result of the impact of the continued weak retail market on our operations and our ongoing costs associated with our April 2009 bankruptcy filings. A Supplemental Schedule of Significant FFO Items that Impact Comparability is provided with this release. Consistent with our previous releases for this year, the third quarter and year to date 2008 results have been restated from the amounts originally reported in 2008 to reflect the adoption of two accounting pronouncements as of January 1, 2009 that required retrospective application.

OPERATIONAL AND FINANCIAL HIGHLIGHTS
“Although comparable and total tenant sales on a trailing twelve month basis continue to be down, third quarter 2009 comparable tenant sales were only down 4.6% as compared to the third quarter 2008,” stated Adam Metz, Chief Executive Officer of General Growth. “September 2009 comparable tenant sales actually increased 0.8% as compared to September 2008 comparable tenant sales. While we are hopeful these trends will continue, our outlook remains cautious for the upcoming Holiday season.” Elaborating on leasing spreads and Comparable NOI, Mr. Metz stressed, “We have significantly reduced tenant allowance expenditures on new leases signed such that the face rent amount is not reflective of the true value of our new leases when compared to those expiring. Further, although we have increased certain repairs and maintenance expenses in 2009 because the upkeep of our physical plant is critical to building and maintaining the long-term value of our properties, we have also negotiated reductions in certain janitorial and security contracts with no significant declines in service levels. Finally, a portion of our real estate tax increase in 2009 is a result of certain of such taxes no longer qualifying for capitalization due to decreased development spending.”

▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the benefit from (provision for) income taxes. Core FFO for the third quarter of 2009 were $88.9 million or $0.28 per fully diluted share as compared to $199.2 million or $0.62 per fully diluted share for the third quarter of 2008. During the third quarter of 2009 we recorded additional retail property, development project and goodwill impairments of $60.9 million, $0.19 per fully diluted share, which was in excess of similar provisions for impairment of $15.2 million, $0.05 per fully diluted share, recorded in the comparable 2008 period. In addition, $22.6 million, $0.07 per fully diluted share, of net reorganization items were reflected in the third quarter of 2009 as compared to no such reorganization items incurred in the third quarter of 2008. The remaining declines in Core FFO in 2009 are related to retail and other segment declines described below.

▪	FFO per fully diluted share was $0.31 in the third quarter of 2009. FFO for the quarter were $100.2 million as compared to $178.9 million in the third quarter of 2008. In addition to the changes in Core FFO for 2009 as compared to 2008 listed above, during the third quarter of 2008 an impairment provision of $40.3 million, $0.13 per fully diluted share, was recorded at our Nouvelle at Natick condominium development. Reference is made to the attached Supplemental Schedule of Significant FFO Items that Impact Comparability for additional items impacting FFO comparability.

▪	EPS for the third quarter of 2009 were a loss of $0.38 per share versus a loss of $0.08 in the third quarter of 2008. Our third quarter 2009 EPS were significantly impacted by the Core FFO and FFO items discussed above. In addition, there were no significant sales of Retail and Other assets in 2009 whereas, in the third quarter of 2008, we sold (in two separate transactions) two office parks located in Maryland resulting in gains of approximately $18.0 million, which, after allocation of approximately $2.9 million attributable to non-controlling interests, increased EPS by $0.05 per share in 2008.

▪	Chapter 11 Cases. The Company and certain of our wholly-owned subsidiaries (representing approximately 166 of our regional malls, collectively, the “Debtors”) continue to operate as debtors-in-possession pursuant to the provisions of Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). The Chapter 11 cases are being jointly administered in the Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”). However, our property management subsidiary, certain of our wholly-owned subsidiaries, and our joint ventures, either consolidated or unconsolidated, have not sought such Chapter 11 protection. Since the commencement of the Chapter 11 cases, the Debtors have continued their normal operations, as approved by Bankruptcy Court rulings. The Debtors have been granted the exclusive right, until February 2010 and April 2010, respectively, to present and obtain acceptance of a plan of reorganization. As part of the plan of reorganization currently being developed, the Debtors are in negotiations with certain secured lenders to extend the maturities on their mortgage loans.
SEGMENT RESULTS
Retail and Other Segment
▪	Revenues from consolidated properties were $736.4 million for the third quarter of 2009 as compared to $784.3 million for the same period in 2008, while revenues from unconsolidated properties, at the Company’s ownership share, decreased to $147.6 million for the third quarter of 2009 compared to $151.4 million in the third quarter of 2008. This represents revenue declines in the current quarter of 6.1% and 2.5%, respectively, as compared to the prior year period. Revenues for both consolidated and unconsolidated properties decreased primarily in the areas of minimum rents (including temporary tenant revenues), overage rents, and other revenues (including sponsorship, vending, parking and advertising) due to occupancy declines and reduced tenant sales volumes in the third quarter of 2009 as compared to the same period of 2008.

▪	NOI for the third quarter of 2009 was $585.2 million, a decrease of approximately 6.0% from the $622.5 million reported in the third quarter of 2008. In addition to the revenue items discussed above, we sold two office parks in 2008 which also contributed to the decrease in NOI in 2009.

▪	Total tenant sales declined 9.8% and comparable tenant sales declined 10.7% in 2009, both on a trailing 12 month basis, compared to the same period last year.

▪	Comparable NOI from consolidated properties in the third quarter of 2009 declined by 6.3% compared to the third quarter of 2008. Comparable NOI from unconsolidated properties at the Company’s ownership share in the third quarter of 2009 declined 2.7% compared to the third quarter of 2008. In the aggregate, comparable retail and other NOI decreased 5.8% as compared to the third quarter of 2008. Such comparable NOI declines for the three months ended September 2009 versus the three months ended September 2008 are primarily the result of negative new leasing spreads and higher net real estate tax expense.

▪	Retail Center occupancy increased slightly to 91.3% at September 30, 2009 as compared to 91.0% at June 30, 2009 but declined as compared to 92.7% at September 30, 2008. Although declines in the economy have yielded year-over-year occupancy reductions, quarter over quarter occupancy improvements in 2009 are primarily attributable to increases in shorter term tenant leasing.

▪	Tenant sales per square foot for third quarter 2009 (on a trailing twelve month basis) were $409 as compared to $455 in the third quarter of 2008.
Master Planned Communities Segment
▪	NOI in the third quarter of 2009 for the Master Planned Communities segment was a loss of $2.2 million for consolidated properties and $0.8 million for unconsolidated properties as compared to a loss of $42.7 million for consolidated properties and income of $3.6 million for unconsolidated properties, respectively, in the third quarter of 2008. NOI remains negative for certain communities as operating expenses cannot be completely eliminated despite the significant reduction in current sales revenues. As detailed in the Supplemental Schedule of FFO Items that Impact Comparability, the NOI loss in the third quarter of 2008 for consolidated properties is due primarily to the $40.3 million provision for impairment related to the Nouvelle at Natick condominium development. Although an auction of certain of the remaining inventory of unsold condominiums was held at Nouvelle at Natick in early October 2009, the sales prices in the executed contracts obtained did not trigger any additional impairment provisions at September 30, 2009 beyond those recognized in previous periods.

▪	Land sale revenues in the third quarter of 2009 were approximately $7.4 million for consolidated properties and approximately $7.8 million for unconsolidated properties,

compared to $6.2 million for consolidated properties and $13.1 million for unconsolidated properties, in the third quarter of 2008.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 44 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded in the over-the-counter securities market operated by Pink OTC Markets Inc. using the symbol GGWPQ. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to controlling interests (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our benefit from (provision for) income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the benefit from (provision for) income taxes.

In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income (loss), a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to controlling interests has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income (loss) attributable to controlling interests and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, reorganization items and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income attributable to controlling interests. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.

Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the bankruptcy filings of the Debtors, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness, changes in interest rates, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Funds From Operations (“FFO”)
Company stockholders	$97,963	$150,055	$(7,306)	$515,019
Operating Partnership unit holders	2,278	28,887	(181)	102,489

Operating Partnership	$100,241	$178,942	$(7,487)	$617,508

Decrease in FFO over comparable prior year period	(44.0)%	(11.6)%	(101.2)%	(31.3)%

FFO per share:
Company stockholders — basic	$0.31	$0.56	$(0.02)	$1.98
Operating Partnership — basic	0.31	0.56	(0.02)	1.98
Operating Partnership — diluted	0.31	0.56	(0.02)	1.98
Decrease in diluted FFO per share over comparable prior year periods	(44.6)%	(17.6)%	(101.0)%	(34.7)%

Core Funds From Operations (“Core FFO”)
Core FFO	$88,862	$199,219	$90,530	$641,625
(Decrease) increase in Core FFO over comparable prior year period	(55.4)%	2.4%	(85.9)%	7.2%

Core FFO per share — diluted	0.28	0.62	0.28	2.06
(Decrease) increase in diluted Core FFO per share over comparable prior year periods	(54.8)%	(6.1)%	(86.4)%	2.0%

Dividends
Dividends paid per share	$—	$0.50	$—	$1.50
Payout ratio (% of diluted FFO paid out)	—%	89.3%	—%	75.8%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$488,707	$525,728	$1,515,431	$1,596,571
Unconsolidated	96,496	96,759	294,165	289,526

Total Retail and Other	585,203	622,487	1,809,596	1,886,097

Master Planned Communities:
Consolidated	(2,173)	(42,700)	(111,893)	(42,910)
Unconsolidated	(847)	3,631	4,172	17,949

Total Master Planned Communities	(3,020)	(39,069)	(107,721)	(24,961)

Total Real estate property net operating income	$582,183	$583,418	$1,701,875	$1,861,136

	September 30,	December 31,
Selected Balance Sheet Information	2009	2008

Cash and cash equivalents	$691,765	$168,993

Investment in real estate:
Net land, buildings and equipment	$22,047,432	$22,723,390
Developments in progress	902,000	1,076,675
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,979,944	1,837,635
Investment property and property held for development and sale	1,736,456	1,823,362

Net investment in real estate	$26,665,832	$27,461,062

Total assets	$29,042,157	$29,557,330

Mortgages, notes and loans payable not subject to compromise	$3,030,340	$24,756,577
Mortgages, notes and loans payable subject to compromise (a)	21,834,167	—
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	36,038	379,169
Total equity	1,574,439	1,860,407

Total capitalization (at cost)	$26,595,740	$27,116,909

(a)	Mortgages, notes and loans payable subject to compromise are for obligations of the Debtors which principal amounts may change depending on the outcome of our Chapter 11 cases.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Minimum rents	$489,472	$514,186	$1,487,288	$1,546,227
Tenant recoveries	217,040	231,548	674,750	694,727
Overage rents	10,408	14,563	26,214	38,973
Land sales	7,409	6,158	38,844	31,080
Management and other fees	14,500	21,561	49,618	63,718
Other	22,132	26,685	64,982	85,916

Total revenues	760,961	814,701	2,341,696	2,460,641

Expenses:
Real estate taxes	69,925	68,128	210,443	205,781
Repairs and maintenance	56,472	57,725	161,910	176,822
Marketing	7,358	10,425	21,840	31,477
Other property operating costs	108,009	116,329	310,208	332,047
Land sales operations	9,582	8,513	42,046	33,645
Provision for doubtful accounts	5,925	5,938	25,104	14,934
Property management and other costs	44,876	38,813	130,485	145,755
General and administrative	11,652	5,259	89,777	17,774
Provisions for impairment	60,940	55,514	474,420	56,123
Depreciation and amortization	185,016	190,386	576,103	565,888

Total expenses	559,755	557,030	2,042,336	1,580,246

Operating income	201,206	257,671	299,360	880,395

Interest income	523	950	1,754	2,957
Interest expense	(326,357)	(330,687)	(983,198)	(975,682)

Loss before income taxes, noncontrolling interests, reorganization items, and equity in income of Unconsolidated Real Estate Affiliates	(124,628)	(72,066)	(682,084)	(92,330)
Benefit from (provision for) income taxes	14,430	14,841	10,202	(1,416)
Equity in income of Unconsolidated Real Estate Affiliates	15,341	16,939	39,218	61,912
Reorganization items	(22,597)	—	(47,515)	—

Loss from continuing operations	(117,454)	(40,286)	(680,179)	(31,834)
Discontinued operations — gain (loss) on dispositions	29	18,023	(26)	55,083

Net (loss) income	(117,425)	(22,263)	(680,205)	23,249
Allocation to noncontrolling interests	(422)	1,404	7,876	(11,996)

Net (loss) income attributable to common stockholders	$(117,847)	$(20,859)	$(672,329)	$11,253

Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(0.38)	$(0.13)	$(2.16)	$(0.13)
Discontinued operations	—	0.05	—	0.17

Total basic and diluted (loss) earnings per share	$(0.38)	$(0.08)	$(2.16)	$0.04

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended September 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$489,472	$94,264	$583,736
Tenant recoveries	217,040	39,718	256,758
Overage rents	10,408	1,442	11,850
Other, including noncontrolling interests	19,476	12,172	31,648

Total property revenues	736,396	147,596	883,992

Property operating expenses:
Real estate taxes	69,925	11,775	81,700
Repairs and maintenance	56,472	8,784	65,256
Marketing	7,358	1,484	8,842
Other property operating costs	108,009	27,518	135,527
Provision for doubtful accounts	5,925	1,539	7,464

Total property operating expenses	247,689	51,100	298,789

Retail and other net operating income	488,707	96,496	585,203

Master Planned Communities
Land sales	7,409	7,800	15,209
Land sales operations	(9,582)	(8,647)	(18,229)

Master Planned Communities net operating loss	(2,173)	(847)	(3,020)

Real estate property net operating income	486,534	95,649	$582,183

Management and other fees	14,500	4,267
Property management and other costs	(44,876)	(8,660)
General and administrative	(11,652)	(1,390)
Provisions for impairment	(60,940)	—
Depreciation on non-income producing assets, including headquarters building	(2,328)	—
Interest income	523	1,040
Interest expense	(326,357)	(36,811)
Benefit from (provision for) income taxes	14,430	(31)
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	1,246	30
Reorganization items	(22,597)	—

FFO	46,147	54,094
Equity in FFO of Unconsolidated Properties	54,094	(54,094)

Operating Partnership FFO	$100,241	$—

	Three Months Ended September 30, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$514,186	$96,151	$610,337
Tenant recoveries	231,548	40,369	271,917
Overage rents	14,563	2,002	16,565
Other, including noncontrolling interests	23,976	12,840	36,816

Total property revenues	784,273	151,362	935,635

Property operating expenses:
Real estate taxes	68,128	10,348	78,476
Repairs and maintenance	57,725	8,763	66,488
Marketing	10,425	1,940	12,365
Other property operating costs	116,329	32,322	148,651
Provision for doubtful accounts	5,938	1,230	7,168

Total property operating expenses	258,545	54,603	313,148

Retail and other net operating income	525,728	96,759	622,487

Master Planned Communities
Land sales	6,158	13,144	19,302
Land sales operations	(8,513)	(9,513)	(18,026)

Master Planned Communities net operating (loss) income before provision for impairment	(2,355)	3,631	1,276

Provision for impairment	(40,345)	—	(40,345)

Master Planned Communities net operating (loss) income	(42,700)	3,631	(39,069)

Real estate property net operating income	483,028	100,390	$583,418

Management and other fees	21,561	5,444
Property management and other costs	(38,813)	(12,230)
General and administrative	(5,259)	(2,997)
Provisions for impairment	(15,169)	(61)
Depreciation on non-income producing assets, including headquarters building	(2,518)	—
Interest income	950	1,653
Interest expense	(330,687)	(44,208)
Benefit from income taxes	14,841	3,951
Preferred unit distributions	(2,339)	—
FFO from noncontrolling interest	1,375	30

FFO	126,970	51,972
Equity in FFO of Unconsolidated Properties	51,972	(51,972)

Operating Partnership FFO	$178,942	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Nine Months Ended September 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,487,288	$288,698	$1,775,986
Tenant recoveries	674,750	119,259	794,009
Overage rents	26,214	3,632	29,846
Other, including minority interest	56,684	37,813	94,497

Total property revenues	2,244,936	449,402	2,694,338

Property operating expenses:
Real estate taxes	210,443	36,620	247,063
Repairs and maintenance	161,910	25,529	187,439
Marketing	21,840	4,234	26,074
Other property operating costs	310,208	84,262	394,470
Provision for doubtful accounts	25,104	4,592	29,696

Total property operating expenses	729,505	155,237	884,742

Retail and other net operating income	1,515,431	294,165	1,809,596

Master Planned Communities
Land sales	38,844	26,320	65,164
Land sales operations	(42,046)	(22,148)	(64,194)

Master Planned Communities net operating (loss) income before provision for impairment	(3,202)	4,172	970

Provision for impairment	(108,691)	—	(108,691)

Master Planned Communities net operating (loss) income	(111,893)	4,172	(107,721)

Real estate property net operating income	1,403,538	298,337	$1,701,875

Management and other fees	49,618	12,195
Property management and other costs	(130,485)	(26,960)
General and administrative	(89,777)	(8,133)
Provisions for impairment	(365,729)	(3,206)
Depreciation on non-income producing assets, including headquarters building	(7,201)	—
Interest income	1,754	2,972
Interest expense	(983,198)	(120,395)
Benefit from (provision for) income taxes	10,202	(498)
Preferred unit distributions	(7,007)	—
Other FFO from noncontrolling interests	3,912	89
Reorganization items	(47,515)	—

FFO	(161,888)	154,401
Equity in FFO of Unconsolidated Properties	154,401	(154,401)

Operating Partnership FFO	$(7,487)	$—

	Nine Months Ended September 30, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,546,227	$283,387	$1,829,614
Tenant recoveries	694,727	118,982	813,709
Overage rents	38,973	5,037	44,010
Other, including minority interest	77,705	44,393	122,098

Total property revenues	2,357,632	451,799	2,809,431

Property operating expenses:
Real estate taxes	205,781	33,929	239,710
Repairs and maintenance	176,822	27,009	203,831
Marketing	31,477	5,719	37,196
Other property operating costs	332,047	93,604	425,651
Provision for doubtful accounts	14,934	2,012	16,946

Total property operating expenses	761,061	162,273	923,334

Retail and other net operating income	1,596,571	289,526	1,886,097

Master Planned Communities
Land sales	31,080	54,064	85,144
Land sales operations	(33,645)	(36,115)	(69,760)

Master Planned Communities net operating (loss) income before provision for impairment	(2,565)	17,949	15,384

Provision for impairment	(40,345)	—	(40,345)

Master Planned Communities net operating (loss) income	(42,910)	17,949	(24,961)

Real estate property net operating income	1,553,661	307,475	$1,861,136

Management and other fees	63,718	15,952
Property management and other costs	(145,755)	(32,058)
General and administrative	(17,774)	(7,717)
Provisions for impairment	(15,778)	(61)
Depreciation on non-income producing assets, including headquarters building	(7,916)	—
Interest income	2,957	4,724
Interest expense	(975,682)	(125,195)
(Provision for) benefit from income taxes	(1,416)	2,260
Preferred unit distributions	(8,145)	—
FFO from noncontrolling interest	4,167	91

FFO	452,037	165,471
Equity in FFO of Unconsolidated Properties	165,471	(165,471)

Operating Partnership FFO	$617,508	$—

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$582,183	$583,418	$1,701,875	$1,861,136
Unconsolidated Properties	(95,649)	(100,390)	(298,337)	(307,475)

Consolidated Properties	486,534	483,028	1,403,538	1,553,661
Management and other fees	14,500	21,561	49,618	63,718
Property management and other costs	(44,876)	(38,813)	(130,485)	(145,755)
General and administrative	(11,652)	(5,259)	(89,777)	(17,774)
Provisions for impairment	(60,940)	(15,169)	(365,729)	(15,778)
Depreciation and amortization	(185,016)	(190,386)	(576,103)	(565,888)
Noncontrolling interest in NOI of Consolidated Properties and other	2,656	2,709	8,298	8,211

Operating income	$201,206	$257,671	$299,360	$880,395

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net (Loss) Income Attributable to Controlling Interest
Core FFO	$88,862	$199,219	$90,530	$641,625
Master Planned Communities net operating loss	(3,020)	(39,069)	(107,721)	(24,961)
Benefit from (provision for) income taxes	14,399	18,792	9,704	844

Funds From Operations — Operating Partnership	100,241	178,942	(7,487)	617,508
Depreciation and amortization of capitalized real estate costs	(221,460)	(222,918)	(684,142)	(661,578)
Discontinued operations — gain (loss) on dispositions	29	18,023	(26)	55,083
Noncontrolling interests in depreciation of Consolidated Properties and other	862	833	2,629	2,481
Redeemable noncontrolling interests	2,481	4,261	16,697	(2,241)

Net (loss) income attributable to common stockholders	$(117,847)	$(20,859)	$(672,329)	$11,253

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$95,649	$100,390	$298,337	$307,475
Net property management fees and costs	(4,393)	(6,786)	(14,765)	(16,106)
Net interest expense	(35,771)	(42,555)	(117,423)	(120,471)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(1,391)	923	(11,748)	(5,427)

FFO of unconsolidated properties	54,094	51,972	154,401	165,471
Depreciation and amortization of capitalized real estate costs	(38,770)	(35,050)	(115,239)	(103,607)
Other, including gains on sales of investment properties	17	17	56	48

Equity in income of Unconsolidated Real Estate Affiliates	$15,341	$16,939	$39,218	$61,912

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,628	319,527	319,606	311,806
Conversion of Operating Partnership units	(7,265)	(51,582)	(7,745)	(51,751)

Weighted average number of Company shares outstanding — GAAP EPS	312,363	267,945	311,861	260,055

Diluted:
Weighted average number of shares outstanding — FFO per share	319,628	319,527	319,606	311,806
Conversion of Operating Partnership units	(7,265)	(51,582)	(7,745)	(51,751)

Weighted average number of Company shares outstanding — GAAP EPS	312,363	267,945	311,861	260,055

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2009		September 30, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$2,737	$384	$3,191	$2,152
Straight-line rent	8,480	2,998	11,253	2,056
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,576)	(247)	(1,705)	(231)
Provisions for impairment	(60,940)	—	(55,514)	(61)
Interest expense:
Mark-to-market adjustments on debt	3,294	155	3,622	739
Amortization of deferred finance costs	(9,916)	(396)	(10,479)	(675)
Amortization of discount on exchangeable notes	(6,897)	—	(6,492)	—
Termination of interest rate swaps	(4,519)	—	—	—
Statutory interest expense on Glendale judgment	—	—	(2,249)	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	212	—
Write-off of deferred finance costs	—	—	(50)	244

Totals	$(70,318)	$2,894	$(59,192)	$4,224

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$6,094	$3,317	$11,938	$6,432
Straight-line rent	27,173	9,523	33,156	6,990
Real estate taxes:
Real estate tax stabilization agreement	(2,943)	—	(2,943)	—
Other property operating costs:
Non-cash ground rent expense	(4,740)	(927)	(5,260)	(693)
Provisions for impairment	(474,420)	(3,206)	(56,123)	(61)
Interest expense:
Mark-to-market adjustments on debt	9,357	1,486	12,143	2,204
Amortization of deferred finance costs	(35,889)	(1,221)	(22,709)	(1,496)
Amortization of discount on exchangeable notes	(20,347)	—	(19,150)	—
Termination of interest rate swaps	14,156	—	—	—
Statutory interest expense on Glendale judgment	—	—	(6,706)	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	212	—
Write-off of deferred finance costs	(578)	—	157	—

Totals	$(482,137)	$8,972	$(55,285)	$13,376

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Basic	312,363	267,945	311,861	260,055
Diluted	312,363	267,945	311,861	260,055
Assuming full conversion of Operating Partnership units:
Basic	319,628	319,527	319,606	311,806
Diluted	319,628	319,527	319,606	311,806

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT FFO ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating Partnership FFO	$100,241	$178,942	$(7,487)	$617,508

Operating Partnership FFO per share — diluted	$0.31	$0.56	$(0.02)	$1.98

Significant items that affect comparability increase (decrease)

Provisions for impairment:
Operating properties	18,161	7,819	139,583	7,819
Non-recoverable development costs	36,496	7,411	94,319	8,020
Goodwill	6,283	—	135,033	—

Core FFO Impairments	60,940	15,230	368,935	15,839
Master planned communities impairment — net of tax (b)	—	40,345	86,394	40,345

Total impairments	60,940	55,575	455,329	56,184

Restructuring costs (c)	77	—	43,161	—
Financing costs — proposed transactions (d)	3,250	—	24,179	—
Termination of interest rate swaps	—	—	34,813	—
Reorganization items (e)	22,597	—	47,515	—
Statutory interest expense on Glendale Judgement	—	2,249	—	6,706
Termination income	(3,859)	(6,359)	(24,412)	(34,842)

Operating Partnership FFO as adjusted for comparability	$183,246	$230,407	$573,098	$645,556

Adjusted Operating Partnership FFO per share — diluted	$0.57	$0.72	$1.79	$2.07

(a)	Includes consolidated and unconsolidated properties.

(b)	Master planned communities impairment is presented net of tax. Included in the nine months ended September 30, 2009 is a $55.9 million impairment charge related to our Nouvelle at Natick condominium project, which did not result in a tax benefit due to a valuation allowance on the related deferred tax asset as a result of filing for Chapter 11 protection.

(c)	Restructuring costs include fees and expenses incurred for various consultants and advisors that assisted in the development of strategic alternatives relating to our liquidity and financing situation prior to filing for Chapter 11 protection on April 16, 2009. Amounts reflected in the three months ended September 30, 2009 include adjustments to amounts previously accrued.

(d)	Financing costs — proposed transactions reflects the write off of various financing costs on proposed transactions which were not completed.

(e)	Reorganization items reflect bankruptcy-related activity, including gains on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs, incurred after filing for Chapter 11 protection on April 16, 2009.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (a)	2009	2008 (a)

Cash From Recurring Operations
FFO — Operating Partnership	$100,241	$178,942	$(7,487)	$617,508
Plus (Less):
Master Planned Communities Non-cash adjustment	(949)	(2,004)	62,321	(12,608)
Land development expenditures net of related financing	(1,384)	(18,152)	(17,576)	(68,744)
Deferred income taxes	(1,531)	(17,435)	(11,328)	(18,680)
Tenant allowances and capitalized leasing costs (b)	(16,620)	(46,956)	(57,793)	(133,037)
Capital Expenditures (c)	(3,362)	(16,388)	(9,997)	(39,333)
Above- and below-market tenant leases, net	(3,121)	(5,343)	(9,411)	(18,370)
Straight-line rent adjustment	(11,478)	(13,309)	(36,696)	(40,146)
Real estate tax stabilization agreement	981	981	2,943	2,943
Non-cash ground rent expense	1,823	1,936	5,667	5,953
Provisions for impairment	60,940	55,575	477,626	56,184
Mark-to-market adjustments on debt	(3,449)	(4,361)	(10,843)	(14,347)
Amortization of deferred finance costs	10,312	11,154	37,110	24,205
Amortization of discount on exchangeable notes	6,897	6,492	20,347	19,150
Termination of interest rate swaps	4,519	—	(14,156)	—
Statutory interest expense on Glendale judgment	—	2,249	—	6,706
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	(212)	—	(212)
Write-off of deferred finance costs	—	(194)	578	(157)

Cash From Recurring Operations — Operating Partnership	$143,819	$132,975	$431,305	$387,015

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$143,819	$132,975	$431,305	$387,015
Less common and preferred dividends/distributions paid	(357)	(159,866)	(982)	(467,589)

Retained Funds From Recurring Operations — Operating Partnership	$143,462	$(26,891)	$430,323	$(80,574)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (a)	2009	2008 (a)

Core FFO
Operating Partnership FFO	$100,241	$178,942	$(7,487)	$617,508
Exclusions, at the Company’s share:
Master Planned Communities net operating loss	3,020	39,069	107,721	24,961
(Benefit from) provision for income taxes	(14,399)	(18,792)	(9,704)	(844)

Core FFO	$88,862	$199,219	$90,530	$641,625

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	319,628	319,527	319,606	311,806

Core FFO — per share	$0.28	$0.62	$0.28	$2.06

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of two new accounting pronouncements effective January 1, 2009 which require retrospective application, certain amounts in 2008 have been restated.

(b)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(c)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (a) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, ABOVE- AND BELOW-MARKET TENANT LEASES & STRAIGHT LINE RENT
(dollars in thousands)

Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)

Non-Cash Rental Revenue Recognized Pursuant to
Above- and Below-Market Tenant Leases

Straight Line Rent
(a)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(b)	Certain amounts have been reclassified to conform to the current period presentation.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	9/30/09	6/30/09	3/31/2009	12/31/2008 (b)
Pro Rata EBITDA (a)
Net (loss) income attributable to controlling interests	$(678,863)	$(581,877)	$(394,724)	$4,719
Discontinued operations losses (gains) on dispositions	65	(17,928)	(45,946)	(46,001)
Allocation to noncontrolling interests	(5,920)	(7,746)	(7,429)	4,909
Interest expense	1,431,216	1,439,636	1,431,358	1,437,722
Provision for (benefit from) income taxes	12,726	8,334	(100)	21,586
Amortization of deferred finance costs	56,450	59,953	59,399	47,963
Debt extinguishment costs	5,954	5,547	5,214	5,007
Interest income (c)	(6,156)	(7,213)	(8,758)	(9,334)
Depreciation and amortization	918,033	919,679	924,313	896,187

Pro Rata EBITDA	$1,733,505	$1,818,385	$1,963,327	$2,362,758

Net Interest (a)
Amortization of deferred finance costs	(56,450)	(59,953)	(59,399)	(47,963)
Debt extinguishment costs	(5,954)	(5,547)	(5,214)	(5,007)
Interest expense	(1,431,216)	(1,439,636)	(1,431,358)	(1,437,722)
Interest income (c)	6,156	7,213	8,758	9,334

Net interest	$(1,487,464)	$(1,497,923)	$(1,487,213)	$(1,481,358)

Interest Coverage Ratio	1.17	1.21	1.32	1.59

Fixed Charges (d)
Net interest	$(1,487,464)	$(1,497,923)	$(1,487,213)	$(1,481,358)
Preferred unit distributions	(9,434)	(9,437)	(10,005)	(10,572)

Fixed charges	$(1,496,898)	$(1,507,360)	$(1,497,218)	$(1,491,930)

Ratio of Pro Rata EBITDA to Fixed Charges	1.16	1.21	1.31	1.58

Fixed Charges & Common Dividend
Fixed Charges	$(1,496,898)	$(1,507,360)	$(1,497,218)	$(1,491,930)
Common Dividend/Distributions	(1,084)	(160,593)	(319,862)	(467,691)

Fixed Charges & Common Dividend	$(1,497,982)	$(1,667,953)	$(1,817,080)	$(1,959,621)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend (e)	1.16	1.09	1.08	1.21

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share. The above ratios are lower than those of the revolver and term loan facility, due to certain adjustments per the loan agreement.

(b)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of two accounting pronouncements effective January 1, 2009 which require retrospective application, certain amounts in 2008 have been restated.

(c)	The twelve months ended June 30, 2009 and September 30, 2009 include interest income from cash accumulated as a result of the Chapter 11 cases of $7.3 thousand and $23.8 thousand, respectively.

(d)	Excludes principal amortization payment and does not reflect any default rate interest charges.

(e)	The common dividend was suspended in October 2008, and accordingly, these computed ratios may not be comparable to historical amounts or to those of our competitors.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Comparable NOI Growth	2009	2008	2009	2008
Total Retail and Other NOI	$585,203	$622,487	$1,809,596	$1,886,097
NOI from noncomparable properties	(17,183)	(16,658)	(50,065)	(53,972)
Corporate and other (a)	(1,045)	(4,221)	(8,006)	(10,018)

Comparable NOI (b)	$566,975	$601,608	$1,751,525	$1,822,107

Decrease in Comparable NOI	-5.8%		-3.9%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.
Excluding termination income from both three and nine month periods, the change in comparable NOI was -5.4% and -3.3%, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Comparable NOI (from above)	$566,975	$601,608	$1,751,525	$1,822,107
Comparable termination income	(3,859)	(6,300)	(23,314)	(34,486)

Comparable NOI excluding termination income	$563,116	$595,308	$1,728,211	$1,787,621

Decrease in Comparable NOI excluding termination income	-5.4%		-3.3%

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated
	Consolidated Properties				Property @ Share	Company Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
Three Months Ended

September 30, 2009
Land Sales (b)	$1,114	$2,035	$4,260	$7,409	$7,800	$15,209
Land Sales Operations (c) (d) (e)	1,001	4,317	2,812	8,130	8,647	16,777

Net Operating Income (Loss)	$113	$(2,282)	$1,448	$(721)	$(847)	$(1,568)

September 30, 2008
Land Sales (b)	$1,368	$2,415	$2,375	$6,158	$13,144	$19,302
Land Sales Operations (c) (d)	1,330	4,692	2,491	8,513	9,513	18,026

Net Operating Income (Loss)	$38	$(2,277)	$(116)	$(2,355)	$3,631	$1,276

Nine Months Ended

September 30, 2009
Land Sales (b)	$20,289	$9,421	$9,134	$38,844	$26,320	$65,164
Land Sales Operations (c) (d) (e)	70,760	15,766	6,836	93,362	22,148	115,510

Net Operating Income (Loss) (f)	$(50,471)	$(6,345)	$2,298	$(54,518)	$4,172	$(50,346)

September 30, 2008
Land Sales (b)	$2,345	$18,539	$10,196	$31,080	$54,064	$85,144
Land Sales Operations (c) (d)	3,656	21,119	8,870	33,645	36,115	69,760

Net Operating Income (Loss)	$(1,311)	$(2,580)	$1,326	$(2,565)	$17,949	$15,384

(a)	Maryland Properties include Columbia and Fairwood and Land Sales Operations for such communities includes an approximate $52.8 million impairment charge recorded in the first quarter of 2009.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(e)	Excludes $1.5 million of GGP funding of Homeowner’s Association costs at Nouvelle at Natick.

(f)	Master Planned Communities Net Operating Income (Loss) before Provision for Impairment excludes provision for impairment ($55.9M) related to our Nouvelle at Natick residential development project recorded in the second quarter of 2009.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — BOOK VALUE AND NET CASH FLOW GENERATED (a)
(dollars in thousands)

BOOK VALUE (b)

Net Book Value
September 30, 2009
Investment Land and Land Held for Development and Sale:

Maryland Properties (c)	$152,310
Summerlin	1,108,948
Bridgeland	403,098

Consolidated Communities	$1,664,356

The Woodlands (at GGP 52.5% share)	138,743

Total Master Planned Communities	$1,803,099

NET CASH FLOW GENERATED

	Nine Months Ended September 30,
	2009	2008
Net Operating Income	$(50,346)	$15,384

Cost of Land Sales	20,148	6,269
The Woodlands NOI (d)	(4,172)	(17,949)
The Woodlands Cash Distribution (d)	—	—
Other Adjustments to Derive Cash Generated (e)	46,345	(929)

Non-cash Adjustments	62,321	(12,609)

Total Cash Generated	11,975	2,775

Land Development Expenditures, Net of Related Financing	(17,576)	(68,745)

Estimated Net Cash Flow from Master Planned Communities (f)	$(5,601)	$(65,970)

(a)	Excludes operations from our residential condominium project.

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements. The book value of The Woodlands is the recorded carrying amount of the Company’s investment in The Woodlands Land Development Company L.P., the investment entity for the community development portion of The Woodlands. The book value at September 30, 2009 likely exceeds the current market or liquidation value for certain properties; however, no additional impairments of such properties are appropriate for financial statement purposes as the book value is recoverable based upon the future projected sales and development program for the respective properties. These book values of gross assets are not property appraisals and do not reflect the market value that may be obtained from a third party in individual lot or bulk sale transactions.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The Woodlands partnership did not distribute any cash during the fourth quarter of 2008.

(e)	Includes an approximate $52.8 million impairment charge recorded in the first quarter of 2009, collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA, an unsecured obligation of the Company set forth in an executory contract which, subject to the approval of the Bankruptcy Court, may be assumed or rejected by the Debtors. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Nine Months Ended		Total	Remaining
		September 30,		Gross	Saleable
		2009	2008	Acres	Acres
Maryland Properties (d)

Residential	- Acres Sold	229.0	—		17
	- Average Price/Acre	$79	$—

Commercial	- Acres Sold	—	—		244
	- Average Price/Acre	$—	$—

Maryland Properties Acreage				19,100	261

Summerlin (e)
Residential	- Acres Sold	—	3.1		6,559
	- Average Price/Acre	$—	$1,868

Commercial	- Acres Sold	4.4	—		625
	- Average Price/Acre	$999	$—

Summerlin Acreage				22,500	7,184

Bridgeland
Residential	- Acres Sold	29.6	34.4		5,958
	- Average Price/Acre	$271	$261

Commercial	- Acres Sold	14.80	—		1,246
	- Average Price/Acre	$50	$—

Bridgeland Acreage				11,400	7,204

The Woodlands (f)
Residential	- Acres Sold	96.6	189.3		1,661
	- Average Price/Acre	$402	$383

Commercial	- Acres Sold	15.90	28.3		1,077
	- Average Price/Acre	$360	$753

The Woodlands Acreage				28,400	2,738

(a)	Excludes operations from our residential condominium project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 21 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential — This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial — Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres — Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres — Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K and 10-Q for more information. Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	9/30/2009		12/31/2008	12/31/2007	12/31/2006

Capital Information

Closing common stock price per share	$4.85		$1.29	$41.18	$52.23
52 Week High (a)	15.00		44.23	67.43	55.70
52 Week Low (a)	0.24		0.24	39.31	42.36
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-61.3%		-93.2%	-17.6%	14.7%

Common Shares and Common Units outstanding at end of period	319,647,508	(b)	319,576,582 (b)	295,749,082	294,957,220

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$21,814,019		$23,070,699	$23,580,449	$21,172,774
Variable	6,054,240		4,755,927	3,546,063	2,980,055
Total Preferred Securities	121,232		121,232	121,482	182,828
Stock market value of common stock and Operating Partnership units outstanding at end of period	1,550,290		412,254	12,178,947	15,405,616

Total Market Capitalization at end of period	$29,539,781	(e)	$28,360,112	$39,426,941	$39,741,273

Leverage Ratio (%)	94.3%		98.1%	68.8%	60.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares; assumes conversion of OP units.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Company consolidated debt at September 30, 2009 includes approximately $21.8 billion of mortgage and other notes payable which are currently subject to compromise as we are operating under chapter 11 protection.

(e)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended September 30, 2009.

Portfolio Capitalization
(at Share)
September 30, 2009

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2008	50,672,844	270,353,677	(1,449,939)	319,576,582

Direct stock purchase and dividend reinvestment plan	—	69,309	—	69,309

Conversion of OP Units into common shares (a)	(43,408,053)	43,408,053	—	—

Issuance of stock for restricted stock grants, net of forfeitures	—	1,617	—	1,617

Common Shares and OP Units Outstanding at September 30, 2009	7,264,791	313,832,656	(1,449,939)	319,647,508

Net number of common shares issuable assuming exercise of dilutive stock options at September 30, 2009				415,670

Diluted Common Shares and OP Units Outstanding at September 30, 2009				320,063,178

Weighted average common shares and OP Units outstanding for the nine months ended September 30, 2009 (Basic)				319,606,489

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				—

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the nine months ended September, 2009 (b)				319,606,489

(a)	Includes 42,350,000 units converted by MB Capital Units LLC.

(b)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended September 30, 2009.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

Annual Dividend Distribution

(a)	1993 annualized.

(b)	Dividend suspended October 2008. The Company does not expect to resume payment of such dividend until emergence from chapter 11 protection.

% of FFO Distributed (c)

(c)	Based on FFO definitions that existed during the specified reporting period. As noted above, the Company does not expect to resume payment of such dividend until emergence from chapter 11 protection.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

Company Debt at September 30, 2009 (at Share)

Company Debt at September 30, 2009 (at share)

Portfolio Interest Rate History

(a)	Rates, in the case of filers, are non-default contract rates and all rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
THIRD QUARTER 2009 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
June 30, 2009 (*)	$21,923,437	$6,035,764	$27,959,201

New Funding:
Property Related	—	8,395	8,395

Refinancings:
Property Related	(86,081)	—	(86,081)

Other Property Related	(23,337)	10,081	(13,256)

Net Change	(109,418)	18,476	(90,942)

September 30, 2009 (*)	$21,814,019	$6,054,240	$27,868,259

(*)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts of $67.8 million, noncontrolling interest adjustment of $70.2 million, purchase accounting mark-to-market adjustments of $40.1 million and senior notes discount of ($76.3 million).

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF SEPTEMBER 30, 2009

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	90.6%	93.6%	91.3%
Trailing 12 month total tenant sales per sq. ft.	$397	$447	$409
% change in total sales	-9.1%	-12.1%	-9.8%
% change in comparable sales	-10.3%	-12.1%	-10.7%
Mall and freestanding GLA (in sq. ft.)	51,058,451	14,473,970	65,532,421

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (d) (e)	$46.57	$54.44
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (d) (e)	$31.29	$42.23
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2009 (d) (e)	$35.43	$47.05
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	-6.3%	-2.7%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other
The GAP, Inc.	2.9%
Limited Brands, Inc.	2.6
Abercrombie & Fitch Co.	2.3
Footlocker, Inc.	2.3
American Eagle Outfitters, Inc.	1.5
Express, LLC	1.3
J.C. Penney Company, Inc.	1.3
Forever 21 Inc.	1.2
Genesco, Inc.	1.1
Macy’s Inc.	1.1

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Represents the sum of rent and recoverable common area costs.

(e)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one to three years. Rents and recoverable common area costs related to such leases are typically lower than those related to long-term leases. Excluding such leases, the Consolidated Retail Properties year to date rate for new and renewal leases is $49.66 psf and the full year rate of expirations is $48.48 psf. For Unconsolidated Retail Properties, such rates are $59.15 psf and $58.52 psf, respectively.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of September 30, 2009

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,297,085	508,423	50,656,937	328,941	128,954,022
Unconsolidated	22,905,041	636,251	14,978,195	416,061	37,883,236

Company	101,202,126	532,643	65,635,132	345,448	166,837,258
% of Total	60.7%		39.3%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
9/30/2009	90.6%	93.6%	91.3%
9/30/2008	92.2%	94.4%	92.7%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
9/30/2009	$397	$447	$409
9/30/2008	438	514	455
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
9/30/2009	$46.57	$54.44
9/30/2008	45.80	54.92
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
9/30/2009	$31.29	$35.43	-$4.14
9/30/2008	38.18	33.68	4.50
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
9/30/2009	$42.23	$47.05	-$4.82
9/30/2008	54.23	47.51	6.72
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
9/30/2009	14.5%	14.9%	14.6%
9/30/2008 (b)	13.0%	12.6%	12.9%
12/31/2008 (b)	13.3%	13.1%	13.3%
12/31/2007 (b)	12.5%	12.5%	12.5%
12/31/2006 (b)	12.6%	12.4%	12.5%
12/31/2005 (b)	12.1%	11.7%	12.0%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one to three years. Rents and recoverable common area costs related to such leases are typically lower than those related to long-term leases. Excluding such leases, the Consolidated Retail Properties year to date rate for new and renewal leases is $49.66 psf and the full year rate of expirations is $48.48 psf. For Unconsolidated Retail Properties, such rates are $59.15 psf and $58.52 psf, respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	% of Total	2008	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$640,552	35.4%	$678,285	36.0%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	209,533	11.6%	210,887	11.2%

South Central
Arkansas, Louisiana, Oklahoma, Texas	228,908	12.7%	220,484	11.7%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	477,635	26.4%	497,899	26.4%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	219,676	12.1%	245,270	13.0%

International	25,286	1.4%	23,254	1.2%

Corporate and Other (a)	8,006	0.4%	10,018	0.5%

TOTAL	$1,809,596	100.0%	$1,886,097	100.0%

Retail and Other NOI by Geographic Area at Share
for the Nine Months Ended September 30, 2009

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF SEPTEMBER 30, 2009
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2009	41,915	854	49.08	6,724	111	60.58
2010	181,019	3,928	46.08	19,868	337	58.96
2011	182,575	3,842	47.52	29,767	489	60.87
2012	235,185	4,487	52.41	28,493	467	61.01
2013	175,824	3,182	55.26	28,576	448	63.79
2014	195,475	3,541	55.20	27,325	391	69.88
2015	181,567	2,878	63.09	38,133	536	71.14
2016	199,096	2,948	67.54	48,006	677	70.91
2017	199,812	2,924	68.34	54,797	691	79.30
2018	235,771	3,188	73.96	57,750	720	80.21
Subsequent	221,055	3,243	68.16	60,166	849	70.87
Specialty Leasing w/ terms in excess of 12 months	60,844	3,611	16.85	7,548	340	22.20

Total at Share	$2,110,138	38,626	$54.63	$407,153	6,056	$67.23

All Expirations	$2,110,138	38,626	$54.63	$838,999	12,372	$67.81

Retail Lease Termination Income at Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Consolidated	$3,617	$4,439	$20,248	$29,408
Unconsolidated	242	1,920	4,164	5,434

Total Termination Income at Share	$3,859	$6,359	$24,412	$34,842

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF SEPTEMBER 30, 2009
(in millions at share)
As a result of our Chapter 11 filings, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill.

Definitive Projects
Forecasted cost to complete on significant redevelopment projects	$203.0

Forecasted cost to complete or contractual spending on significant new development projects	30.9

Current estimated additional costs to be incurred on recently opened redevelopment projects	9.1

Current estimated additional costs to be incurred on recently opened new development projects	30.2

Total Future Development Spending (b)	$273.2

	2009	2010	Beyond	Total
Total Definitive Projects	$32.8	$73.1	$96.0	$201.9
Total Deferred Projects	4.6	62.7	4.0	71.3

Grand Total	$37.4	$135.8	$100.0	$273.2

(a)	Excludes international projects.

(b)	Inactive projects have been excluded. As of September 30, 2009, we had incurred $76.9M of development costs associated with inactive developments and redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & REDEVELOPMENTS
Significant Definitive Projects

				Expenditures through
			Forecasted Total Cost	9/30/2009	Forecasted Cost to Complete	Projected
Property	Description	Ownership %	(in millions at share)	(in millions at share)	(in millions at share)	Opening

Christiana Mall Newark, DE	Nordstrom, interior mall renovation, and lifestyle center expansion	50%	$93.7	$68.2	$25.5	Q1 2011 (a)

Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	128.9	63.5	65.4	Q4 2012 (b)

Saint Louis Galleria Saint Louis, MO	Addition of Nordstrom and mall shop GLA	100%	55.6	23.4	32.2	Q2 2012

Tucson Mall Tucson, AZ	Lifestyle expansion	100%	67.3	42.6	24.7	Q4 2009 (c)

Current forecasted cost of 5 other significant definitive redevelopment projects			71.9	64.2	7.7

Total significant definitive expansion & redevelopment projects			$417.4	$261.9	$155.5

Significant Deferred Projects

Ward Centers Honolulu, HI	Addition of Whole Foods, parking structure and other retail space	100%	160.6	111.5	49.1

Other development projects (d)			(1.1)	0.5	(1.6)

Total significant deferred expansion & redevelopment projects			$159.5	$112.0	$47.5

Total significant expansion & redevelopment projects			$576.9	$373.9	$203.0

(a)	Interior mall renovation and lifestyle expansion expected to be completed Q4 2009. Target expected to open Q4 2010. Nordstrom expected to open Q1 2011.

(b)	Nordstrom and interior mall renovation completed Q1 2009. Remainder of project expected to be completed in phases between Q3 2009 — Q4 2012.

(c)	Project expected to be completed in phases between Q4 2009 — Q2 2010

(d)	Negative forecasted amount is due to a forecasted land sale which is treated as a reduction to overall costs.

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Significant Definitive Projects

			Forecasted Total Cost	Expenditures through 9/30/2009	Forecasted Cost to Complete
Property	Description	Ownership %	(in millions at share)	(in millions at share)	(in millions at share)

Natick Natick, MA	Nouvelle at Natick — luxury condominiums (b)	100%	$178.4 (c)	$171.3	$7.1

Total significant definitive new development projects			$178.4	$171.3	$7.1

Significant Deferred Projects (d)

			Forecasted Total		Future Contractual
			Contractual Spending	Expenditures through 9/30/2009	Obligations
Property	Description	Ownership %	(in millions at share)	(in millions at share)	(in millions at share)

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	$203.7	$194.1	$9.6

The Shops at Summerlin CentreSM Las Vegas, NV	New retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	219.1	217.1	2.0

Other development projects			60.7	48.5	12.2

Total significant deferred new development projects			$483.5	$459.7	$23.8

Total significant new development projects			$661.9	$631.0	$30.9

(a)	Excludes international projects.

(b)	Sales period began Q2 2007.

(c)	Excludes all provisions for impairment. Also excludes cumulative deferred revenue related to residential sales at Nouvelle at Natick of $14.1M.

(d)	In late 2008, we suspended our Elk Grove Promenade, The Shops at Summerlin Centre (SM) and other developments. As of September 30, 2009, we had incurred $459.7M of development costs associated with these developments, with the majority of the costs being incurred prior to suspension. We are currently obligated under existing contractual obligations to local jurisdictions and prospective tenants to spend an additional $23.8M. A decision about whether to proceed and complete these developments will depend on the Company’s liquidity position, market conditions and such contractual obligations. A decision to abandon completion of these developments would likely result in the marketing for sale of such project, potentially resulting in a write off of a substantial portion of the costs incurred to date.